                                                                 EXHIBIT 10.46

                                 IMPERIAL BANK
                                   Member FDIC

                           SECURITY AND LOAN AGREEMENT
                     (ACCOUNTS RECEIVABLE AND/OR INVENTORY)

This Agreement is entered into between XCEL Arnold Circuits, Inc., XIT
Corporation

(herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding in the aggregate unpaid principal balance. the following Borrowing Base:


                    80.000 % of Eligible Accounts

                    25.000 % of the Value of Inventory $500,000.00


     and in no event more than $3,500,000.00

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank on or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of One percent (1.000%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest at any time. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $ 250.00. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:

     A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     B. "Inventory" means all of the Borrower's goods, merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed in Borrower's business, and shall include all property rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

     C. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.

     D. "Eligible Accounts" means all of Borrower's Accounts excluding, however, (1) all Accounts under which payment is not received within days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

     E. "Value of Inventory" means the value of Borrower's Inventory determined in accordance with generally accepted accounting principles consistently applied excluding, however, the amount of progress payments, pre-delivery payments, deposits and any other sums received by Borrower in anticipation of the sale and delivery of Inventory, all Inventory on consignment or lease to others, and all property on consignment or lease from others to Borrower.

5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor and all merchandise giving rise thereto, and hereby grants to Bank a continuing security interest in all Borrower's Inventory and in all proceeds and products thereof, whether now owned or hereafter existing or acquired, including all moneys in the Collateral Account referred to in
     Section 6 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in Collateral.

6. Until Bank exercises its rights to collect the Accounts and Inventory proceeds pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts and Inventory proceeds, provided that no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent. Any collection of Accounts or Inventory proceeds by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections, together with the proceeds of all cash sales, daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Return items at Bank's option may be charged to Borrower's general account. All collections of the Accounts and Inventory proceeds shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

7. Until Bank exercises its rights to collect the Accounts or Inventory proceeds pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts or constituting Inventory and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts or constituting Inventory and, in any of such events, Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or Inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts. Until payment is made as provided herein or until release by Bank from its security interest, all merchandise returned to or repossessed by Borrower shall be set aside and identified as the property of Bank and Bank shall be entitled to enter upon any premises where such merchandise is located and take immediate possession thereof and remove same.

8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; and
     (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

9. Borrower will: (1) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon, and reports as to the Inventory and sales thereof;
     (iii) Permit representatives of Bank to inspect the Inventory and Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorney's fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (vi) Notify Bank of each location at which the Inventory is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;
     (vii) Provide, maintain and deliver to Bank policies insuring the collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; (viii) Do all acts necessary to maintain, preserve and protect all Inventory, keep all Inventory in good condition and repair and not to cause any waste or unusual or unreasonable depreciation thereof, and
     (ix) In the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.

10. Bank may at any time, without prior notice to Borrower, collect the Accounts and Inventory proceeds and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts or as proceeds of Inventory; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than to Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank.

12. Should: (i) Default be made in the payment of any obligation, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured; (ii) Any statement or representation made for the purpose of obtaining credit hereunder prove false; (iii) Bank deem the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commended by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) Immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

*16. Additional Provisions: See Exhibit "A" Addendum to Security and Loan
     Agreement attached


Executed this 22nd day of July, 1997


                                 XCEL Arnold Circuits, Inc.
                                 --------------------------
                                 (Name of Borrower)

                                 BY:
                                     -------------------------------
                                     (Authorized Signature and Title)


                                 XIT Corporation
                                 --------------------------
                                 (Name of Borrower)

                                 BY:
                                     -------------------------------
                                     (Authorized Signature and Title)



         IMPERIAL BANK



BY:  /s/ Nunilo Soler                  BY:
    -------------------------------        --------------------------------
   Nunilo Soler, Vice President            (Authorized Signature and Title)



* If none, Insert "None"

                                   EXHIBIT "A"


                     ADDENDUM TO SECURITY AND LOAN AGREEMENT

                           ("Security and Loan Agreement")

               BETWEEN XIT CORPORATION AND XCEL ARNOLD CIRCUITS, INC.
                               AND IMPERIAL BANK

DATED:  July 22, 1997


This Addendum is made and entered into July 15, 1997, between XIT CORPORATION & XCEL ARNOLD CIRCUITS, INC. (individually and collectively "Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. A. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire on June 25, 1998, subject to Bank's right to renew said commitment at its sole discretion. Any renewal of the commitment shall not be binding upon the Bank unless it is in writing and signed by an officer of the Bank.

     B. In addition to Bank's commitment to make advances against Eligible Accounts, the Bank has made certain loans to XCEL Arnold Circuits, Inc. The terms and conditions of the Security and Loan Agreement and this Addendum, as either is amended, replaced, or otherwise revised will apply to all of those loans until repaid in full and any other loans made by the Bank to either Borrower in the future and shall survive even if commitment to make advances against Eligible Accounts and Inventory has expired, has been terminated or is not in effect for any reason.

2.   Definitions:

     a. Eligible Accounts. Eligible Accounts as defined in the Security and Loan Agreement is amended to include, in addition to Borrower's Accounts, Accounts of Hycomp, Inc. (subsidiary of XIT Corporation) and Accounts of Etch-Tek, Inc. (division of Xcel Arnold Circuits, Inc.) meeting the criteria set forth therein and herein.

     b. Value of Inventory. Value of Eligible Inventory as defined in the Security and Loan Agreement is amended to represent only raw material inventory located at main premises at 4290 East Brickell Street, Ontario, Ca. belonging to XIT Corporation, and is to include raw material inventory of Hycomp, Inc. located in Marlborough, Ma. meeting the criteria set forth therein and herein.

EXHIBIT A
Page 2

3.   Borrower represents and warrants that:

     a. Litigation. Except as previously disclosed in writing to Bank, there is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     b. Financial Condition. The balance sheet of Borrower as of June 30, 1997, and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no materially adverse changes in the financial condition or business of Buyer. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

     c. Trademarks, Patents. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights patents and license rights of others.

     d. Tax Status. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

4. Borrower agrees that so long as it is indebted to Bank, it will not, without Bank's written consent:

     a. Type of Business. Management. Make any substantial change in the character of its business; or make any change in its executive management provided that Bank will not unreasonably withhold its consent to any change in executive management.

     b. Outside Indebtedness. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from Bank except obligations now existing as shown in financial statement dated June 30, 1997, excluding those being refinanced by Bank and except for indebtedness to shareholders; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

EXHIBIT A
Page 3

     c. Liens and Encumbrances. Create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than (i) liens for taxes not delinquent and liens in Bank's favor and (ii) obligations secured by equipment or automotive vehicles purchased in the ordinary course of Borrower's business.

     d. Loans, Investments, Secondary Liabilities, Make any loans or advances to any person or other entity other than in the normal and ordinary course of its business as now conducted or make any investment(s), in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.


     e. Acquisition or Sale of Business; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by leasing back of same.


     f. Dividends, Stock Payments. Declare or pay any dividend (other than dividends payable in common stock of Borrower, or that amount necessary for company related income tax payments) or make any other distribution of any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any such stock. Nothing in this agreement shall be deemed to prohibit Borrower from establishing any employee stock benefit plans.

     g. Capital Expenditures. Make or incur obligations for capital expenditures in excess of $100,000 from the date hereof through December 31, 1997 and $300,000 in any one fiscal year period thereafter.

     h. Lease Liability. Make or incur liability for payments of rent under leases of real property in excess of $50,000 and personal property operating leases in excess of $100,000 in any one fiscal year.

5. Should there be a default under the Security and Loan Agreement, the General Security Agreement or under any note executed by either Borrower, all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall at the option of the Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies, provided, however, that with respect to an non-monetary defaults, Borrower

EXHIBIT A
Page 4

shall have thirty (30) days from notice from Bank of any such default to cure same and with respect to any monetary default, Borrower shall have ten (10) days from the date of such default to cure same.

6. In addition to the provisions in the Security and Loan Agreement, Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

     a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

     b. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 days from invoice date are not eligible.

     c. For accounts representing more than 20% of total accounts receivable, the balance in excess of the 20% is not eligible. Bank may deem, at its sole discretion, the entire amount, or any portion thereof, eligible and with respect to Diebold, Inc., balances up to and including 30% shall be eligible.

     d. Accounts with respect to international transactions unless insured by an insurance company acceptable to the Bank or covered by letters of credit issued or confirmed by a bank acceptable to the Bank.

     e.   Credit balances greater than 90 days from invoice date.

     f. All accounts sold to and purchased from a company of common name/ownership, whereby a potential offset exists.

     g.   Accounts over 90 days from invoice date.

     h.   Consignment or guaranteed sales.

     i.   Bill and hold accounts.

     j.   Equipment rental offsets.

     k.   Collection accounts (aged up to 90 days from invoice date).

7. Borrower may borrow against eligible inventories consisting of raw materials, deemed acceptable by Bank, up to $500,000 sub-limit within the line (not to exceed 25% of eligible inventory, whichever is less), contingent upon borrowing base availability, and supported by monthly inventory certification submitted by Borrower to the Bank. Inventory eligible for advances under the Security Agreement shall NOT include the following:

EXHIBIT A
Page 5

     a.   Goods on consignment.

     b.   Inventory reserve amounts applicable to eligible inventory.

     c.   Inventory not insured, naming Bank as loss payee.

     d.   Obsolete inventory.

     e. Inventory located in areas making it difficult to verify its existence, or which will cause undue expense in liquidation due to transportation costs, or other logistical reasons.

8. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated based on the consolidated financial statements of XIT Corporation and its subsidiaries which shall include the elimination of all inter company transactions.

9. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will:

     a. Maintain a minimum tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities) of not less than $4,000,000, plus, on a cumulative basis, 100% of all extraordinary gains, proceeds from capital stock sold, equity issued in connection with mergers and acquisitions and 80% of positive net income for the reporting period.

     b. Maintain working capital (Borrower's current assets minus current liabilities) of not less than $1,500,000.

     c. Maintain a current ratio of at least 1.1 to 1.0. Current ratio is the ratio of current assets to current liabilities.

     d. Maintain a maximum ratio of total debt to tangible net worth of not greater than 3.00 to 1.0.

     e. Maintain a ratio of Cash Flow (meaning the Borrower's net profit after taxes and dividends, exclusive of non-recurring income, to which depreciation, amortization, and other non-cash expenses are added for the three
(3) month period immediately preceding the date of calculation) to Debt Service (meaning that portion of Borrower's long term liabilities and capital leases coming due within 12 months after the date of calculation) of not less than
1.20 to 1.00 beginning with the quarter ending December 31, 1997 and quarterly thereafter until June 30, 1998 at which time Borrower shall maintain a ratio of Cash Flow (meaning the Borrower's net profit after taxes and dividends

EXHIBIT A
Page 6

exclusive of non-recurring income, to which depreciation, amortization, and other non-cash expenses are added for the 12 month period immediately preceding the date of calculation) to Debt Service (meaning that portion of Borrower's long term liabilities and capital leases coming due within 12 months after the date of calculation) of not less than 1.20 to 1.00.

     f. Make no loans, advances or distributions to parent company Microtel International, Inc. or affiliates.

     g. Maintain all significant bank accounts and banking relationship with Bank. Not show a net loss for any two consecutive quarters beginning with, and including the quarter ended September 30, 1997 nor at any fiscal year end beginning with Borrower's 1998 fiscal year end.

     i. Within 10 working days from each month-end, deliver to Bank an accounts receivable aging reconciled to the general ledger of Borrower, a detailed accounts payable aging reconciled to the Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent, and an inventory certification outlining both inventory composition and activity for the month. All the foregoing will be in form satisfactory to the Bank. Also provide the Bank on a quarterly basis or more frequently if demanded by Bank, a complete address list of all active customers.


     j. Quarterly Financial Statement. Within forty-five (45) days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a Compliance Certificate along with a consolidated and consolidating balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period all in reasonable detail, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;



     k. Annual Financial Statement. As soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrower, a Compliance Certificate along with a consolidated and consolidating report of audit of Borrower's parent company, MicroTel International, Inc. as of the close of and for such fiscal year, all in reasonable detail, prepared on an audited basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;


     l. Within one hundred twenty (120) days after the end of the fiscal year ended of Borrower, a certificate of the chief financial officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or

EXHIBIT A
Page 7

would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

     m. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;

     n. Rights and Facilities. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business or partnership, maintain and preserve its existence.

     o. Insurance. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to the Bank. Bank to be named as loss payee.

     p. Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental changes upon or against it or any of its properties, and any of its liabilities at any time existing, except to the extent and so long as:

          (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

          (b) It shall have set aside on its books reserves segregated to the extent required by generally accepted accounting practice) deemed adequate with respect thereto.

     q. Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times.


10. The rate of interest applicable to the Loan Account shall be 1.00% per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall, for interest computation purposes, be considered one year. Should Borrower be in default, as default is defined herein, Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest, at any time. Such

EXHIBIT A
Page 8

notice may be given verbally or in writing and should be effective upon receipt by Borrower.

The default rate of interest shall be five percent per year in excess of the rate otherwise applicable.

11. Commercial (sight or usance) Letters of Credit (collectively "Letters of Credit") may be issued by Bank for Borrower so long as the aggregate of the Loan Account and Letters of Credit do not exceed the Borrowing Base. No letters of credit are to expire later than 60 days past the maturity of the line of credit. Tenor of usance letters of credit are not to exceed 90 days. Pricing for issuance of Commercial Letters of Credit will be Bank's standard rates and charges as announced from time to time.


12. Cross Default. Any default under any other obligation of Borrower, XIT Corporation or Xcel Arnold Circuits, Inc., to Bank shall be a default hereunder and Bank shall have all the rights set forth in the Security and Loan Agreement for defaults thereunder.



13. Reference Provisions. The attached Reference Provisions are hereby incorporated herein.



14. Late Charges. If any installment payment, interest payment, principal payment or principal balance due hereunder is delinquent twenty or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. The late charges provided for herein shall not apply while the default rate contained in paragraph 10 is in effect.


All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.


15. Miscellaneous Provisions. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder or Notes Issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that your Bank may make hereunder, are cumulative to, not exclusive of, any rights or remedies otherwise available.

EXHIBIT A
Page 9

16. JOINT AND SEVERAL LIABILITIES OF BORROWERS.

        a. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Bank, for, the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

        b. Each of the Borrowers, jointly and severally, hereby irrevocable and unconditionally accept, not merely as a surety but also as a co-debtor, joint and several liability with each of the other Borrowers, with respect to the payment and performance of all of the obligations of each Borrower to Bank hereunder, it being the intention of the parties hereto that all the obligations of the any Borrower to Bank be joint and several obligations of both of the Borrowers without preferences or distinction among them.

        c. If and to the extent that either of the Borrowers shall fail to make any payment with respect of any of the obligations hereunder when due, or to perform any of such obligations in accordance with the terms thereof, then in each such event each of the other Borrower will make such payment with respect to, or perform such obligation.


        d. The obligations of each Borrower under the provisions of this
Section 16 constitute the absolute and unconditional obligations of such Borrower enforceable against it to the full extent permitted under the terms hereof, irrespective of the validity, regularity or enforceability of the Security and Loan Agreement or any other circumstances whatsoever.



        e. Each Borrower waives (i) notice of acceptance of its joint and several liability, (ii) any right to require the Bank to proceed against any other Borrower or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power, (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by any other Borrower or any other or others or the failure of the Bank to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any other Borrower or any others, (iv) demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of any Borrower, the Bank, any endorser, creditor of any Borrower under this or any other instrument, or any other person whomsoever, in connection with any obligation or evidence of indebtedness of the Borrowers, (v) any defense based upon an election of remedies by the Bank, including, without limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which election destroys or otherwise impairs subrogation rights of any Borrower or the right of any Borrower to proceed against any other Borrower for reimbursement, or both, and (vi) any defense or right based upon the acceptance by the Bank or an affiliate of the Bank of a deed in lieu of foreclosure, without extinguishing the indebtedness, even if such acceptance destroys, alters or

EXHIBIT A
Page 10

otherwise impairs subrogation rights of any Borrower or the right of any Borrower to proceed against any other Borrower for reimbursement, or both.

17. This Addendum is executed by and on behalf of the parties as of the date first above written.


XIT CORPORATION
"Borrower"

By:
   ----------------------------------------
   Carmine T. Oliva, Chairman of the Board,
   President, and CEO


XCEL ARNOLD CIRCUITS, INC.
"Borrower"

By:
   ----------------------------------------
   Carmine T. Oliva, Chairman and CEO


IMPERIAL BANK
"Bank"

By:
   ----------------------------------------
   Mark W. Campbell
   Senior Vice President

XIT CORPORATION and XCEL ARNOLD CIRCUITS, INC.
Dated July 22, 1997
Attachment to the Addendum to Security and Loan Agreement
The following Reference Provision is by this reference incorporated in the Security and Loan Agreement:

        REFERENCE PROVISION


1. Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Note ("Agreement"), which controversy, dispute or claim is not settled in writing within (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor section, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five
(45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following the notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee.
The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Court is empowered to issue temporary and/or provisional remedies, as appropriate.

2. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

3. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

4. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act. Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

XCEL ARNOLD CIRCUITS, INC.                XIT CORPORATION

By:                                       By:
   -----------------------------------       --------------------------------